As Filed with the Securities and Exchange Commission on April 26, 2001
                         Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            VIAVID BROADCASTING, INC.

             (Exact Name of Registrant as specified in its Charter)



           NEVADA                                                                           98-0206168
---------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)                   (IRS Employer Identification Number)

                            3955 GRAVELEY STREET, BURNABY, BRITISH COLUMBIA, CANADA V5C 3T4
                                                     (604) 669-0047
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                       CONSULTING AGREEMENT DATED APRIL 12, 2001
---------------------------------------------------------------------------------------------------------------------
                                                (Full Title of Plan)

                                               BRIAN KATHLER, PRESIDENT
                                               VIAVID BROADCASTING, INC.
                            3955 GRAVELEY STREET, BURNABY, BRITISH COLUMBIA, CANADA V5C 3T4
                                                   (604) 682-1400
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                      With a Copy to:
                                               WILLIAM S. CLARKE, ESQUIRE
                                                 WILLIAM S. CLARKE, P.A.
                             457 NORTH HARRISON STREET, SUITE 103, PRINCETON, NEW JERSEY 08540

                                            CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
        TITLE OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
    SECURITIES TO BE          AMOUNT TO BE           OFFERING PRICE            AGGREGATE              AMOUNT OF
       REGISTERED              REGISTERED               PER UNIT            OFFERING PRICE        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001             200,000                $0.31(1)                $62,000                $16.00
par value
---------------------------------------------------------------------------------------------------------------------
                                                                                            Total     $16.00
---------------------------------------------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the Registration Fee in accordance with Rules 457(c) and 457(h)
under the Securities Act of 1933, as amended, based upon the average of the closing bid and asked prices of the
Common Stock in the over-the-counter market on April 20, 2001.


                                EXPLANATORY NOTE


         This Registration Statement on Form S-8 relates to the registration of 200,000 shares of common stock to be issued for consulting services to be rendered pursuant to the terms of an Agreement dated April 12, 2001 between ViaVid Broadcasting, Inc., a Nevada corporation (the "Company"), and Doug Furth.

                                     PART I


         Pursuant to Form S-8, information required by Part I is permitted to be omitted from the Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Incorporated by reference in this Registration Statement are the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"), filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (File No. 0-26535):

               1. The Company's Annual Report on form 10-KSB for the year ended March 31, 2000.

               2. The Company's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2000, September 30, 2000 and December 31, 2000.


ITEM 4.  DESCRIPTION OF SECURITIES

         The Company's Common Stock, par value $0.001 per share, is registered under Section 12 of the Securities Exchange Act of 1934, as amended.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article IX, Sections 43 of the Company's By-Laws provides as follows:

         Section 43. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

               (a) Directors Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Nevada General Corporation Law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
         (i) such indemnification is expressly required to be made by law,
         (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Nevada General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

               (b) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Nevada General Corporation Law.

               (c) Expense. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said mounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

         Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

               (d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standard of conduct that make it permissible under the Nevada General Corporation Law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed in the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

               (e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Nevada General Corporation Law.

               (f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (g) Insurance. To the fullest extent permitted by the Nevada General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

               (h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

               (i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

               (j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

                         (i) The term "proceeding" shall be broadly construed
                   and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                         (ii) The term "expenses" shall be broadly construed and
                   shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                         (iii) The term the "corporation" shall include, in
                   addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                         (iv) References to a "director," "executive officer,"
                   "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                         (v) References to "other enterprises" shall include
                   employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.


         Section 78.7502 of the General Corporation Law of the State of Nevada provides for indemnification of present and former directors, officers, employees and agents of a corporation.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Under the Agreement, Doug Furth is entitled to receive 200,000 shares of the Registrant's common stock for consulting services. Such shares are to be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), afforded by Section 4(2) thereof. The certificate evidencing the shares is to bear an appropriate restrictive legend under the Act and stop transfer instructions placed against the transfer of the shares. Mr. Furth is knowledgeable and informed of the business activities of the Registrant.

ITEM 8.  EXHIBITS

         The information required by this Item 8 is set forth in the Index to Exhibits accompanying this Registration Statement and is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereunder undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include (i) any prospectus required by Section 10(a)(3) of the Securities Act, and to include (ii) any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraph (1) does not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment to that paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by any director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burnaby, Province of British Columbia, Canada on the 25th day of April, 2001.

                            VIAVID BROADCASTING, INC.



                            By:   /s/ Brian Kathler
                                  --------------------------------------------
                                  Brian Kathler, President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  /s/ Brian Kathler                         Director and President,                        April 25, 2001
---------------------------------------      (Principal Executive Officer and
Brian Kathler                                Principal Financial and Accounting Officer)


Paul Watkins
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                                       April 25, 2001
---------------------------------------

Robert Gamon
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                                       April 25, 2001
---------------------------------------

James King
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                                       April 25, 2001
---------------------------------------


                            VIAVID BROADCASTING, INC.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned directors and officers of ViaVid Broadcasting, Inc., a Nevada corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints Brian Kathler and Paul Watkins, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  /s/ Brian Kathler                         Director and President,                       April 25, 2001
---------------------------------------      (Principal Executive Officer and
Brian Kathler                                Principal Financial and Accounting Officer)


Paul Watkins
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                                      April 25, 2001
---------------------------------------

Robert Gamon
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                                      April 25, 2001
---------------------------------------

James King
  /s/ Brian Kathler
  (pursuant to power of attorney)           Director                                      April 25, 2001
---------------------------------------


                            VIAVID BROADCASTING, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


EXHIBIT NUMBER                       DESCRIPTION
--------------     -------------------------------------------------------------

    5.1            Opinion of William S. Clarke, P.A.

   23.1            Consent of Davidson & Company

   23.2            Consent of William S. Clarke, P.A. (included in Exhibit 5.1).

   99.1            Consulting Agreement dated April 12, 2001 with Doug Furth